Exhibit 99.1

Press Release:

For Immediate Release

KMG America Announces November 16 as Date for

Special Meeting of Shareholders

Minnetonka, MN – October 12, 2007 – KMG America Corporation (“KMG America”) (NYSE: KMA) today announced that November 16, 2007, has been set as the date of a special meeting of shareholders to vote on the previously announced proposed acquisition of KMG America by Humana Inc., and the close of business on October 12, 2007, has been set as the record date for the meeting. The meeting will take place at 10:00 a.m., local time, at 12600 Whitewater Drive, Suite 150, Minnetonka, Minnesota 55343. Shareholders of record as of the close of business on the record date will be entitled to vote at the meeting.

On October 2, 2007, KMG America filed with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement in connection with the proposed acquisition. KMG America expects that it will soon mail the definitive proxy statement, together with a proxy card and notice of the special meeting, to KMG America shareholders of record as of close of business on the October 12 record date. The acquisition remains subject to approval by KMG America’s shareholders, certain other regulatory clearances and other closing conditions. The closing of the acquisition is expected to occur late in the fourth quarter of 2007 or in the first quarter of 2008.

About KMG America Corporation

KMG America is a holding company that was formed to acquire the Southeastern regional insurance company, Kanawha Insurance Company, and to operate and grow Kanawha’s insurance and other related businesses nationwide. KMG America offers a broad mix of individual and group insurance products, along with third-party administration services to employers and individuals. For more information, visit: www.kmgamerica.com.

Additional Information and Where to Find It

KMG America has filed a preliminary proxy statement with the SEC and plans to file with the SEC and mail to its shareholders a definitive proxy statement in connection with the special meeting of the KMG America shareholders that will be held to consider the proposed merger, and KMG America may file other documents regarding the proposed transaction with the SEC. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT, THE DEFINITIVE PROXY STATEMENT (WHEN AVAILABLE) AND ANY OTHER RELEVANT DOCUMENTS (WHEN AVAILABLE) CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY DO, OR WILL, CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and shareholders may obtain a free copy of the preliminary proxy statement, the definitive proxy statement (when available) and other relevant documents that KMG America files with the SEC at the SEC’s website, at www.sec.gov. Investors and shareholders are also able to obtain, without charge, a copy of the documents filed with the SEC from KMG America, at www.kmgamerica.com, or by directing a request to KMG America Corporation, 12600 Whitewater Drive, Suite 150, Minnetonka, Minnesota 55343, Attention: Scott H. DeLong III.

Participants in the Solicitation

KMG America, its directors and named executive officers may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed transaction. Information regarding the interests of such directors and executive officers is included in KMG America’s preliminary proxy statement previously filed with the SEC on October 2, 2007, and information concerning such individuals will be included in the definitive proxy statement relating to the proposed merger when it becomes available.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release are forward-looking as defined by the Private Securities Litigation Reform Act of 1995. These include statements as to the expected timing, completion and effects of the proposed merger. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made as well as predictions as to future facts and conditions the accurate prediction of which may be difficult and involve the assessment of events beyond the control of KMG America. Due to known and unknown risks, actual results may differ materially from expectations or projections. KMG America does not undertake any obligations to update any forward-looking statement, whether written or oral, relating to matters discussed in this press release.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the shareholders of KMG America may not approve and adopt the merger agreement and the transactions contemplated by the merger agreement at the special shareholders meeting; the parties may be unable to obtain governmental and regulatory approvals required for the merger; required governmental or regulatory approvals may delay the merger or result in the imposition of conditions that could cause the parties to abandon the merger; the parties may be unable to complete the merger because, among other reasons, conditions to the closing of the merger may not be satisfied or waived; or other factors that may be referred to in KMG America’s reports filed with or furnished to the SEC from time to time. There can be no assurance that other factors not currently anticipated by KMG America will not materially and adversely affect future events. Viewers of this press release are cautioned to consider these risks and uncertainties and not to place undue reliance on the forward-looking statements.

Contact:	Tim Daniels
Ph: (952) 930-4807
tim.daniels@kmgamerica.com